EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Poverty Dignified, Inc. (the "Company") on Form 10-Q for the period ended February 28, 2019 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Matthew D. Alpeter, President and Chief Executive Officer, and I, George C. Critz, III, Vice-President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Matthew D. Alpeter

Matthew D. Alpeter

Chief Executive Officer

(Principal Executive Officer)

/s/ George C. Critz, III

George C. Critz, III

Chief Financial Officer

(Principal Financial Officer)

Dated: April 15, 2019